EXHIBIT 10.82

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This membership interest purchase agreement (this “Agreement”) is hereby made and entered as of December 26, 2019 (the “Effective Date”), by and between DEP Nevada, Inc., a Nevada corporation (the “Buyer”) and Big Stone Illinois, LLC, an Illinois limited liability company (the “Seller”). As used herein, Buyer and Seller may individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, Seller is the holder of forty nine (49 membership unit (i.e. forty nine percent (49%) of the outstanding membership interest as of the Effective Date) (the “Subject Membership Interest”) in and to NMG IL 1, LLC, an Illinois limited liability company (the “Company”), as reflected on the books and records of Company.

WHEREAS, subject to the conditions set forth in this Agreement, Seller proposes to sell and assign to Buyer, the entire Subject Membership Interest; and

WHEREAS, subject to the conditions set forth in this Agreement, Buyer desires to purchase from Seller the Subject Membership Interest.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Sale and Purchase of the Subject Membership Interest. In consideration of the payment of the Purchase Price (as defined below), Seller hereby sells, transfers, assigns and delivers to Buyer, and Buyer purchases from Seller, the Subject Membership Interest, free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, other than as expressly set forth herein. On the Closing Date, Seller shall deliver to Buyer an assignment, in the form attached hereto as Exhibit A and incorporated herein (the “Assignment”), duly signed by the Parties.

2. Purchase Price. As full consideration for the sale of the Subject Membership Interest, the Parties hereby agree that Buyer shall pay to Seller, Four Hundred Ninety Dollars and 00/100 ($490.00) (the “Purchase Price”) and such transaction shall take place on the Closing Date. For the purpose of this Agreement, the “Closing Date” shall refer to the date which is five (5) business days following the date Buyer elects to convert any outstanding amounts loaned to the Company pursuant to the Convertible Credit Facility Agreement dated December 26, 2019 (the “Credit Facility Agreement”) into ownership in the Company pursuant to the terms and conditions of the Credit Facility Agreement.

3. No Additional Consideration. The Parties agree that the full consideration for the purchase of the Subject Membership Interest is the delivery of the delivery of the Purchase Price by Buyer. Seller, and Seller’s respective heirs, successors, assigns, representatives, attorneys, agents, shareholders, members, managers, directors, officers and employees (“Representatives”) acknowledge and agree that Seller is neither owed nor entitled to any additional compensation or consideration from Buyer or Buyer’s Representatives with respect to the purchase and sale of the Subject Membership Interest.

Membership Interest Purchase Agreement

4. Representations, Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

a. The Company is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Illinois. The Company has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Based on the nature of the property owned or leased by it and the conduct of its business as of the Effective Date, the Company is not required to be qualified as a foreign entity to transact business in any other state. The Company does not currently own or control, or have an option or outstanding offer to acquire, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business association or entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

b. Seller has the requisite power and authority to enter into this and any and all instruments necessary or appropriate to effectuate fully the terms and conditions of this Agreement and to perform Seller’s obligations in connection therewith. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Seller. Assuming the due and valid execution and delivery thereof by the other parties thereto, this Agreement is valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

c. None of the execution, delivery and performance of this Agreement, the consummation by Seller of the transactions contemplated hereby or thereby or compliance by Seller with any provision hereof or thereof will conflict with, result in a violation of, cause a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or result in the creation of any encumbrance upon any asset of Company.

d. There are no liabilities of the Company due to the Company’s suppliers and creditors, and other trade payables owed by the Company. The Seller has not incurred any liabilities relating to the Company. The Company does not have any tax liability as of the Closing Date.

e. All tax returns required to be filed on or before Closing Date by the Company have been, or will be, timely filed. Such tax returns are, or will be, true, complete and correct in all respects. All taxes due and owing by the Company (whether or not shown on any tax return) have been, or will be, timely paid. No claim has been made by any governing tax authority in any jurisdiction where the Company does not file tax returns that it is, or may be, subject to tax by that jurisdiction. All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any governing tax authority have been fully paid.

f. As of the Closing Date, all of the Company assets are owned by Company. The Company represents and warrants that it has good, marketable and legal title to all assets, free and clear of any and all liens or encumbrances.

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g. Aside from the Subject Membership Interest, Seller has no interest, right, or claim to ownership, in and to the Company, and upon transfer of the Subject Membership Interest to Buyer, Seller shall no longer have any rights or claims with respect to the Company or its assets.

h. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of all applicable legal requirements.

i. No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

j. All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any agency imposing or charged with administering the collection of a tax (a “Tax Authority”) have been fully paid.

k. The Company is not a party to any claim by a Tax Authority and there are no pending or threatened claims by any Tax Authority.

l. The Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement.

m. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Tax Authority with respect to the Company.

n. Seller has been advised by Buyer to seek the advice of legal counsel and such other advisors, including investment experts, as Seller may deem appropriate with regard to the sale of the Subject Membership Interest and with regard to the other terms of this Agreement. Seller understands and acknowledges that the Parties may have differing views of the current and future value of the Subject Membership Interest. Seller and Seller’s respective advisors have such knowledge and experience in financial, tax, legal and business matters to enable Seller to evaluate the merits and risks of the transactions contemplated hereunder and to make an informed decision with respect thereto, to assess the value of the Subject Membership Interest and the Purchase Price and the advisability of such transactions. Seller understands that the tax and accounting consequences to Seller of the transactions contemplated hereunder depends on Seller’s own circumstances and Seller has consulted Seller’s own legal counsel and accountants with respect thereto and has not received or relied on any advice from Buyer or Buyer’s Representatives.

5. Representations and Warranties of Buyer. Buyer has taken all action necessary for the authorization, execution, delivery of and performance of all obligations of the Buyer under this Agreement. Buyer further represents that this Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies.

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6. Indemnity. The Parties hereby indemnify, save and hold each other harmless from any and all loss or damage (including legal expenses and reasonable attorneys' fees) arising out of or connected with any claim which is inconsistent with any of such Party's representations and warranties hereunder, provided such claims are reduced to a final adverse judgment or settled with consent of the indemnifying Party, such consent not be unreasonably withheld.

7. Terms of Purchase.

a. Buyer acknowledges that the offering and sale of the Subject Membership Interest is intended to be exempted from registration under the Securities Act of 1933, as amended (the "Securities Act"). Buyer understands and agrees that the Buyer may sell or otherwise transfer any portion of Buyer’s membership interest only in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner which does not violate the securities laws of any state of the United States. Buyer understands that Company is under no obligation to register any interest in the Company on behalf of the Buyer or to assist the Buyer in complying with any exemption from registration under the Securities Act or under any other applicable securities laws. Buyer also understands that sales or transfers of Buyer’s membership interest in Company are further restricted by the securities laws of the states of the United States.

b. No broker, finder, or investment banker is entitled to any brokerage, finder’s fee, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Buyer.

c. Buyer is acquiring the Subject Membership Interest for the Buyer's own account as principal, for investment and not with a view to, or for the resale, distribution, or fractionalization thereof, in whole or in part, and no other legal person has any direct or indirect beneficial interest in Buyer's Subject Membership Interest in the Company.

d. Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Buyer has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of Buyer’s purchase of the Subject Membership Interest.

8. Miscellaneous.

a. Dispute Resolution.

i. The terms of this Agreement shall be construed in accordance with the laws of the State of Illinois, as applied to contracts entered into by Illinois residents within the State of Illinois, and to be performed entirely within the State of Illinois.

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ii. In the event of any claim, demand, dispute, controversy or cause of action, arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability hereof (each a “Claim”), the parties hereto shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below.

iii. The parties agree to submit any and all Claims, or any dispute related in any way to this Agreement and the services rendered hereunder, to binding arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Illinois. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Illinois substantive law in the adjudication of all Claims. Notwithstanding the foregoing, either party may apply for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either party commences a lawsuit in Federal District Court or moves to remove such action to Federal District Court, the parties hereby mutually agree to stipulate to a dismissal of such Federal Claim with prejudice. After a demand for arbitration has been filed and served, the Parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Illinois law. The arbitrator's decision shall be final and binding upon the parties. The arbitrator's decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings.

b. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and supersedes all prior agreements or understandings of any kind with respect to the specific subject matter hereof.

c. Severability. In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

d. Amendment. Any and all additions, deletions, or modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

e. Successors and Assigns; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

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Seller may not assign this Agreement or delegate any of its obligations hereunder without the written consent of the Buyer. Buyer may assign this Agreement and its rights hereunder at any time without consent of Seller.

f. Notice. All notices, requests, demands and other communications hereunder shall be in writing delivered by registered or certified mail, return receipt requested, postage prepaid, at the addresses set forth above, or at such other address as the parties may designate by valid notice.

g. Recitals. The recitals set on the first page hereof are incorporated herein and made a part of this Agreement by this reference.

h. Headings. The headings, titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i. Neutral Interpretation. This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the Party causing the same to be drafted.

j. Fees and Costs. Each party shall be responsible to pay its own fees and expenses incurred in connection with the execution of this Agreement

k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l. Electronic Signatures. For purposes of this Agreement, a facsimile or other electronic version of a Party’s signature, such as a .pdf, printed by a receiving facsimile or printer or a digital signature received via www.docusign.com will be deemed an original signature

[signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Big Stone Illinois, LLC		DEP Nevada, Inc.
Seller		Buyer

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Robert Hasman
Name:	Stephen ‘Trip’ Hoffman	Name:	Robert Hasman
		Title:	Authorized Signatory

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Exhibit A

ASSIGNMENT

FOR VALUE RECEIVED, and pursuant to that certain Membership Interest Purchase Agreement dated as of December 26, 2019 (the “Agreement”), Big Stone Illinois, LLC (the “Seller”), hereby sells, transfers, assigns and delivers Subject Membership Interest in and to NMG IL 1, LLC, an Illinois limited liability company (the “Company”) to DEP Nevada, Inc., a Nevada corporation (the “Buyer”), and Buyer’s successors and assigns. Buyer hereby accepts from Seller the Subject Membership Interest and agrees to become a member of the Company pursuant to the terms of Company’s Amended and Restated Operating Agreement.

INTENDING TO BE BOUND, Seller and Buyer have caused this Assignment to be duly executed as of [Closing Date]                                    .

Big Stone Illinois, LLC (“Seller”)		DEP Nevada, Inc. (“Buyer”)

By:		By:
Name:	Stephen ‘Trip’ Hoffman	Name:	Robert Hasman
Title:	Authorized Signatory	Title:	Authorized Signatory

EXHIBIT A

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